Exhibit 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT, dated as of March 27, 2020 (this “Agreement”), is entered into by and between The Howard Hughes Corporation (“Seller”), and Pershing Square Capital Management, L.P. (“PSCM”) on behalf of Pershing Square Holdings, Ltd., Pershing Square International, Ltd., and Pershing Square, L.P. (each, except PSCM, together with its permitted nominees and assignees, a “Purchaser” and together the “Purchasers”).

WHEREAS, Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from Seller, shares of common stock (the “Shares”) of the Seller, par value $0.01 per share (the “Common Stock”), subject to the terms and conditions set forth in this Agreement (the “Transaction”);

WHEREAS, both Seller and each of the Purchasers acknowledge that the Transaction shall be made in parallel with, and be, as a consequence of the conditions, representations and warranties as set forth in this Agreement, inextricably linked to, a sale of Common Stock by the Seller by way of a registered, public offering (the “Public Offering”);

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements set forth in this Agreement, Seller and each Purchaser, intending to be legally bound, agree as follows:

1.             Purchase(a) and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Seller shall sell and transfer to the Purchasers, and the Purchasers shall purchase from Seller, a number of shares of Common Stock (the “Purchased Shares”) equal to 10,000,000. The price for each Purchased Share will be $50 (the “Per Share Purchase Price”), which is the same as the public offering price per share contemplated by that certain underwriting agreement (the “Underwriting Agreement”) dated the date hereof and entered into by and among Seller and each of the underwriters party thereto, attached hereto as Annex A.

2.             Closing. The closing of the Transaction (the “Closing”) shall be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 at the time specified for the closing in the Underwriting Agreement, subject to the satisfaction or waiver of the conditions set forth in Section 3 below (the date of which the Closing actually occurs is referred to herein as the “Closing Date”). At the Closing: (a) Seller shall cause the Purchased Shares, without any restrictive legends, to be delivered to the Purchasers to an account specified by PSCM to Seller in writing; and (b) the Purchasers shall pay to Seller the aggregate Per Share Purchase Price for the Purchased Shares in immediately available funds by wire transfer to an account specified by Seller in writing to PSCM.

3.             Closing Conditions.

(a)            The obligation of Seller to sell the Purchased Shares to the Purchasers, and the obligation of the Purchasers to purchase and pay for the Purchased Shares, on the Closing Date are subject to the consummation of the Public Offering in accordance with and as provided by the Underwriting Agreement and without the waiver or amendment of any material term or condition set forth therein (it being understood that any default by an underwriter shall be considered a waiver of a condition for purposes of this Agreement even if another person is substituted for that underwriter pursuant to the Underwriting Agreement).

(b)            The obligation of the Purchasers to purchase and pay for the Purchased Shares on the Closing Date is subject to the satisfaction or waiver of the following additional conditions: (i) each representation and warranty made by Seller in Article 4(a) below shall be true and correct on and as of the Closing Date as though made as of the Closing Date; (ii) the Purchasers shall have received the documents required to be delivered by the Seller to the underwriters party to the Underwriting Agreement, including, but not limited to, legal opinions, officers’ certificates, secretary’s certificates and certificates of good standing; and such certificates and opinions shall be addressed to the Purchasers and shall cover the Purchased Shares (other than with respect to the registered status of the securities); (iii) the Seller shall have provided an opinion of counsel of Seller reasonably satisfactory to PSCM that: (a) the Transaction is exempt from registration under the Securities Act of 1933, (b) the approval under Section 203 of the Delaware General Corporation Law of the Transaction has been adopted and is in full force and effect and (c) based on Seller’s counsel’s discussions with the New York Stock Exchange, Seller’s counsel is of the view that the New York Stock Exchange is not requiring a shareholder vote approving the Transaction; and (iv) the Underwriting Agreement shall at all times be in full force and effect up to and including Closing.

(c)            The obligation of Seller to sell the Purchased Shares on the Closing Date is subject to the additional condition that each representation and warranty made by the Purchasers in Article 4(b) below shall be true and correct on and as of the Closing Date as though made as of the Closing Date and all conditions and required covenants under the Underwriting Agreement shall have been satisfied or performed prior to the Closing Date.

4.             Representations and Warranties.

(a)           Representations and Warranties of Seller. Seller represents and warrants to, and agrees with, each Purchaser that: (i) Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) Seller has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement; (iii) this Agreement has been duly and validly executed and delivered by Seller and, assuming due and valid execution and delivery by the Purchasers, constitutes its valid and binding obligation, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity (the “Bankruptcy Exception”)); (iv) at the Closing, the Purchasers will acquire good and marketable title to the Purchased Shares, free and clear of all claims, liens, charges, pledges, security interests or other encumbrances or adverse claims (other than restrictions on transfer under the federal securities laws); (v)  the execution and delivery of this Agreement by the Seller and the consummation by Seller of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any shareholder or any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under or constitute a default under, any provision of any organizational document of the Seller, any order, law, rule, regulation, judgment, ordinance or decree to which Seller is subject or by which any of Seller’s property is bound, or any agreement or instrument to which Seller is a party or by which any of the Seller’s property is bound; (vii) all representations and warranties made by Seller in the Underwriting Agreement are true and correct and shall be treated, for the purposes of this Agreement, as though made and given to the Purchasers as if they were underwriters and treating the Purchased Shares as if covered thereby; (viii) prior to the execution of this Agreement, the board of directors of the Seller approved the Transaction and accordingly, the Transaction will not subject the Purchasers and/or PSCM to the restrictions contained in Section 203 of the Delaware General Corporation Law; (ix) the board of directors of the Seller has waived effectively and validly the applicability of Section 203 of the Delaware General Corporation Law to the Purchasers such that the Purchasers may increase their collective position in our “voting stock” (as defined in Section 203 of the Delaware General Corporation Law) up to 40% of the outstanding voting stock without being subject to Section 203’s restrictions on business combinations; (x) the board of directors of the Seller has pre-approved the Transaction and all direct or indirect transactions related thereto between or among William A. Ackman or the Purchasers and/or Pershing Square affiliates and the Company and the Transaction and such other transactions are exempt from Section 16(b) of the Securities Exchange Act of 1934 by virtue of Rule 16b-3 thereunder; (xi) the copies of the emails between the Seller’s counsel and the New York Stock Exchange provided to PSCM and its counsel accurately reflect the results of the discussions between Seller’s counsel and the New York Stock Exchange regarding the absence of a need for the Transaction to be approved by the Seller’s shareholders; and (xii) no waiver or amendment or supplement or other change to the Underwriting Agreement shall have occurred.

(b)           Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to, and agrees with, Seller that: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) it has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement; (iii) this Agreement has been duly and validly executed and delivered by it and, assuming due and valid execution and delivery by Seller, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception; (iv) it is an “accredited investor” within the meaning of Rule 501(a) under the U.S. Securities Act of 1933, as amended;(v) it is acquiring the Purchased Shares for investment for its own account for investment purposes, and not with a view to, or for sale in connection with, any distribution or other dispositions (within the meaning of U.S. securities laws) thereof, has knowledge and experience in financial and business matters such, that it is capable of evaluating the merits and risks of purchasing the Purchased Shares and will exercise independent judgment in evaluating the transaction contemplated by this Agreement; and (vi) it will hold the Purchased Shares in a segregated account for six months and will not sell, transfer or otherwise dispose of the Purchased Shares except as permitted by federal securities laws.

5.             Miscellaneous.

(a)           Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated by either party hereto without the prior written consent of the other party, except any Purchaser may assign its rights or delegate its obligations, in whole or in part, to any entity controlled by PSCM and upon any such assignment or delegation such entity shall be deemed a Purchaser hereunder and the assigning or delegating Purchaser shall be released from its obligations hereunder to the extent of such assignment or delegation.

(b)           Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles.

(c)           Interpretation; Headings. The parties hereto have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)           Entire Agreement. This Agreement (including the Annex hereto) constitutes the entire agreement of the parties and supersedes all prior and contemporaneous agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

(e)           Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

(f)            Expenses. Each party hereto shall bear its own expenses incurred or to be incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transaction contemplated by this Agreement.

(g)           Waivers and Amendments of this Agreement and the Underwriting Agreement. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party hereto waiving compliance.

(h)           Investigations. The respective agreements, representations, warranties and other statements of the Seller and the Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchasers or any controlling person of the Purchasers, or Seller, or any officer or director or controlling person of Seller, and shall survive delivery of and payment for the Purchased Shares.

(i)             Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via email or other electronic transmission), it being understood that each party need not sign the same counterpart.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

The Howard Hughes Corporation

By:	/s/ David O'Reilly
	Name:	David O'Reilly
	Title:	Chief Financial Officer

Pershing Square Capital Management, L.P.

On behalf of each of the Purchasers

By: PS Management GP, its general partner

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

[Signature Page to Share Purchase Agreement]

ANNEX A

Underwriting agreement